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                                                                       EXHIBIT B

                             JOINT FILING AGREEMENT

         The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of Designs Inc., dated February 7, 2000 is, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13D-1(k) under the Securities Exchange Act of 1934, as amended.

Dated as of: February 7, 2000

/s/ Patrick J. McGovern*
-------------------------
Patrick J. McGovern

IDG ENTERPRISES, INC.

/s/ Edward B. Bloom
-------------------------
 By:     Edward B. Bloom
         Treasurer


IDG HOLDINGS, INC.

/s/ Edward B. Bloom
-------------------------
 By:     Edward B. Bloom
         Treasurer


INTERNATIONAL DATA GROUP, INC.

/s/ Edward B. Bloom
-------------------------
 By:     Edward B. Bloom
         Vice President

* By Edward N. Gadbsy, Jr., as attorney-in-fact

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